Exhibit 99.1

Great Lakes REIT

823 Commerce Drive, Suite 300

Oak Brook, Illinois 60523

April 25, 2003

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:          Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-Q of Great Lakes REIT (the “Company”) for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Richard A. May
Name: Richard A. May
Title: Chief Executive Officer

/s/ James Hicks
Name: James Hicks
Title: Chief Financial Officer